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                                                                    Exhibit 3.1a

                            ARTICLES OF INCORPORATION
                                       OF
                             CEDAR INCOME FUND, LTD.

                             ----------------------

                  I, THE UNDERSIGNED, JAMES T. CUNNINGHAM, whose post-office address is c/o Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, being at least eighteen years of age, do hereby form a corporation, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.

                                    ARTICLE I

                                      Name

                  The name of the Corporation shall be Cedar Income Fund, Ltd. (the "Corporation").

                                   ARTICLE II

                  Principal Office, Registered Office and Agent

                  The address of the Corporation's principal office in Maryland is c/o The Corporation Trust, Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The address of the Corporation's principal office and registered office in the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202. The name of its registered agent at that office is The Corporation Trust, Incorporated, a Maryland corporation.

                                   ARTICLE III

                                    Purposes

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Maryland as now or hereafter in force.

                                   ARTICLE IV

                                  Capital Stock

         A. Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 55 million shares, consisting of 50 million shares of Common Stock with a par value of $.01 per share (the "Common Stock"), amounting in the aggregate to par value of $500,000, and 5 million shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock"), amounting in the aggregate to par value of $50,000.

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         B.       Common Stock

                  1. Dividend Rights. Subject to the preferential dividend rights of the Preferred Stock, if any, as may be determined by the Board of Directors of the Corporation pursuant to paragraph C of this Article IV, Holders (as defined below) shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation. Upon the declaration of dividends hereunder, Holders shall be entitled to share in all such dividends, pro rata, in accordance with the relative number of shares of Common Stock held by each such Holder.

                  2. Rights Upon Liquidation. Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors of the Corporation pursuant to paragraph C of this Article IV, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each Holder shall be entitled to receive, ratably with each other Holder, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Common Stock held by such Holder bears to the total number of shares of Common Stock then outstanding.

                  3. Voting Rights. Each Holder shall be entitled to vote on all matters (on which a holder of Common Stock shall be entitled to vote), and shall be entitled to one vote for each share of the Common Stock held by such Holder.

                  4. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

                     (a)  Definitions

For the purposes of this Article IV, the following terms shall have the following meanings:

                  "Act" shall mean the General Corporation Law of Maryland.

                  "Beneficial Ownership" shall mean ownership of Common Stock by a Person who would be treated as an owner of such shares of Common Stock either directly or constructively through the application of
         Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                  "Charitable Trust" shall mean the trust created pursuant to subparagraph B(4)(c)(i) of this Article IV.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

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                  "Constructive Ownership" shall mean ownership of Common Stock by a Person who would be treated as an owner of such shares of Common Stock either directly or constructively through the application of
         Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                  "Date of the Merger" shall mean the latter of the Merger and the redemption of shares of Common Stock held by Cedar Bay Company in exchange for Units.

                  "Existing Holder" shall mean (i) Cedar Bay Company and (ii) any Person (other than another Existing Holder) to whom an Existing Holder transfers Beneficial Ownership of Common Stock causing such transferee to Beneficially Own Common Stock in excess of the Ownership Limit.

                  "Existing Holder Limit" (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition thereof, shall mean, initially, the percentage of Common Stock Beneficially Owned by such Person immediately after the Merger, and after any adjustment pursuant to subparagraph B(4)(i) of this Article IV, shall mean such percentage of the outstanding Common Stock as so adjusted; and (ii) for any Existing Holder who becomes an Existing Holder by virtue of clause (ii) of the definition thereof, shall mean, initially, the percentage of the outstanding Common Stock Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, and after any adjustment pursuant to subparagraph B(4)(i) of this Article IV, shall mean such percentage of the outstanding Common Stock as so adjusted; provided, however, that the Existing Holding Limits for all Existing Holders when combined shall not exceed 85% of the Corporation's Common Stock. For purposes of determining the Existing Holder Limit, the amount of Common Stock outstanding at the time of the determination shall be deemed to include the maximum number of shares that Existing Holders may beneficially own with respect to options and rights to convert Units into Common Stock pursuant to Section 8.6 of the Partnership Agreement and shall not include shares that may be Beneficially Owned solely by other persons upon exercise of options or rights to convert into Common Stock. From the Date of the Merger and prior to the Restriction Termination Date, the Secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

                  "Holder" shall mean the record holder of shares of Common Stock, or in the case of shares held by a Purported Record Transferee, the Charitable Trust.

                  "IRS" shall mean the United States Internal Revenue Service.

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                  "Market Price" shall mean the last reported sales price
         reported on the New York Stock Exchange of Common Stock on the trading day immediately preceding the relevant date, or if the Common Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Common Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, or if the Common Stock is not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

                  "Merger" shall mean the merger of Cedar Income Fund, Ltd., an Iowa corporation, with and into the Corporation, its wholly-owned subsidiary.

                  "Ownership Limit" shall initially mean 3.5% of the outstanding Common Stock of the Corporation, and after any adjustment as set forth in subparagraph B(4)(i) of this Article IV, shall mean such greater percentage.

                  "Partner" shall mean any Person owning Units.

                  "Partnership" shall mean Cedar Income Fund Partnership, L.P., a Delaware limited partnership.

                  "Partnership Agreement" shall mean the Agreement of Limited Partnership of the Partnership, of which the Corporation is the sole general partner, as such agreement may be amended from time to time.

                  "Person" shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) Cedar Bay Company, and (ii) an underwriter which participates in a public offering of the Common Stock provided that the ownership of Common Stock by such underwriter would not result in the Corporation failing to qualify as a REIT.

                  "Purported Transferee" shall mean, with respect to any purported Transfer which results in a violation of subparagraph B(4)(b) of this Article IV, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Common Stock, if such Transfer had been valid under such subparagraph.

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in a violation of subparagraph B(4)(b) of this Article IV, the record holder of the Common Stock if such Transfer had been valid under such subparagraph.

                  "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

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                  "Restriction Termination Date" shall mean the first day after the Date of the Merger on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                  "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Stock), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Common Stock), and whether by operation of law or otherwise.

                  "Trustee" shall mean the Corporation as trustee for the Charitable Trust, and any successor trustee appointed by the Corporation.

                  "Units" shall mean the units into which partnership interests of the Partnership are divided, and as the same may be adjusted, as provided in the Partnership Agreement.

                           (b) Restriction on Ownership and Transfers.

                           (i) Except as provided in subparagraph B(4)(k) of this Article IV, from the Date of the Merger and prior to the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own shares of Common Stock in excess of the Ownership Limit, and no Existing Holder shall Beneficially Own shares of Common Stock in excess of the Existing Holder Limit for such Existing Holder.

                           (ii) Except as provided in subparagraph B(4)(k) of this Article IV, from the Date of the Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Common Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the Purported Transferee shall acquire no rights in such shares of Common Stock.

                           (iii) Except as provided in subparagraph B(4)(k) of this Article IV, from the Date of the Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Common Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such shares of Common Stock which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such shares of Common Stock.

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                           (iv) Except as provided in subparagraph B(4)(k) of
         this Article IV, from the Date of the Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Common Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Common Stock which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such shares of Common Stock.

                           (v) Notwithstanding any other provisions contained in this Article IV, from the Date of the Merger and prior to the Restriction Termination Date, any Transfer or other event that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), shall be void ab initio as to the Transfer of the shares of Common Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such shares of Common Stock.

                  (c) Effect of Transfer in Violation of Subparagraph (B)(4)(b).

                           (i) If, notwithstanding the other provisions contained in this Article IV, at any time after the Date of the Merger and prior to the Restriction Termination Date, there is a purported Transfer, change in the capital structure of the Corporation, or other event such that one or more of the restrictions on ownership and transfers described in subparagraph B(4)(b) above has been violated, then the shares of Common Stock being Transferred (or in the case of an event other than a Transfer, the shares owned or Constructively Owned or Beneficially Owned) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) (the "Trust Shares"), shall automatically be transferred to the Corporation, as Trustee of a trust (the "Charitable Trust") for the exclusive benefit of The American Cancer Society (the "Designated Charity"), an organization described in Section 170(b)(1)(A) and 170(c) of the Code. The Purported Transferee shall have no rights in such Trust Shares.

                           (ii) The Corporation, as Trustee of the Charitable Trust, may transfer the shares held in such trust to a Person whose ownership of the shares will not result in a violation of the ownership restrictions (a "Permitted Transferee"). If such a transfer is made, the interest of the Designated Charity will terminate and proceeds of the sale will be payable to the Purported Transferee and to the Designated Charity. The Purported Transferee will receive the lesser of
         (1) the price paid by the Purported Transferee for the shares or, if the Purported Transferee did not give value for the shares, the Market Price of the shares on the day of the event causing the shares to be held in trust, and (2) the price per share received by the Corporation, as Trustee, from the sale or other disposition of the shares held in trust. The Designated Charity will receive any proceeds in excess of the amount payable to the Purported Transferee. The Purported Transferee will not be entitled to designate a Permitted Transferee.

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                           (iii) All stock held in the Charitable Trust will be
         deemed to have been offered for sale to the Corporation or its designee for a 90-day period, at the lesser of the price paid for that stock by the Purported Transferee and the Market Price on the date that the Corporation accepts the offer. This period will commence on the date of the violative transfer, if the Purported Transferee gives notice to the Corporation of the transfer, or the date that the Board of Directors of the Corporation determines that a violative transfer occurred, if no such notice is provided.

                           (iv) Any dividend or distribution paid prior to the discovery by the Corporation that shares of Common Stock have been transferred in violation of subparagraph B(4)(b) of this Article IV, shall be repaid to the Corporation upon demand and shall be held in trust for the Designated Charity. Any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of stock.

                           (v) Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors of the Corporation pursuant to paragraph C of this Article IV, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the Designated Charity shall be entitled to receive, ratably with each other holder of Common Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of Trust Shares bears to the total number of shares of Common Stock then outstanding (including the Trust Shares). The Corporation, as Trustee, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute to the Designated Charity, when determined (or if not determined, or only partially determined, ratably to the other holders of Common Stock who have been determined and the Designated Charity), any such assets received in respect of the Trust Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation.

                           (vi) The Purported Transferee will not be entitled to vote any Common Stock it attempts to acquire, and any stockholder vote will be rescinded if a Purported Transferee votes and the stockholder vote would have been decided differently if such Purported Transferee's vote was not counted.

                  (d) Remedies for Breach. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph B(4)(b) of this Article IV or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of subparagraph B(4)(b) of this Article IV, the Corporation shall inform the Purported Transferee of its obligations pursuant to this Article IV, including such Purported Transferee's obligations to pay over to the Charitable Trust any and all dividends received with respect to the Trust Shares. In addition, the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer and to recover any dividend erroneously paid and declaring any votes erroneously cast to be retroactively invalid; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of subparagraph B(4)(b) of this Article IV shall automatically result in a transfer to the Charitable Trust as described in subparagraph B(4)(c), irrespective of any action (or non-action) by the Board of Directors.

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                  (e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares in violation of subparagraph B(4)(b) of this Article IV, or any Person who is a Purported Transferee, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

                  (f) Owners Required To Provide Information. From the Date of the Merger and prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Common Stock and each Person (including the stockholder of record) who is holding Common Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

                  (g) Remedies Not Limited. Nothing contained in this Article IV shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

                  (h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of subparagraph B(4) of this Article IV, including any definition contained in subparagraph B(4)(a), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph B(4) with respect to any situation based on the facts known to it.

                  (i) Modification of Ownership Limit or Existing Holder Limit. Subject to the limitations provided in subparagraph B(4)(j), the Board of Directors may from time to time increase the Ownership Limit or the Existing Holder Limit and shall file Articles Supplementary with the State Department of Assessment and Taxation of Maryland to evidence such increase.

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                  (j) Limitations on Modifications.

                           (i) From the Date of the Merger and prior to the Restriction Termination Date, neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Persons who are Beneficial Owners of Common Stock (including all of the then Existing Holders) could (taking into account the Ownership Limit and the Existing Holder Limit) Beneficially Own, in the aggregate, more than 49% of the outstanding Common Stock.

                           (ii) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to subparagraph B(4)(i) of this
         Article IV, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

                           (iii) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

                           (iv) The Ownership Limit may not be increased to a percentage which is greater than 9.9%.

                  (k) Exceptions.

                           (i) The Board of Directors, in its sole discretion, may exempt a Person from the Ownership Limit or the Existing Holder Limit, as the case may be, if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such shares of Common Stock will violate the Ownership Limit or the applicable Existing Holder Limit, as the case may be, and agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this subparagraph B(4) of this Article IV) or attempted violation will result in such shares of Common Stock automatically being transferred to the Charitable Trust.

                           (ii) Prior to granting any exception pursuant to subparagraph B(4)(k)(i) of this Article IV, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

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                  5. Legend. Each certificate for shares of Common Stock shall bear legends substantially to the effect of the following:

                  "The Corporation is authorized to issue two classes of capital stock which are designated as Common Stock and Preferred Stock. The Board of Directors is authorized to determine the preferences, limitations and relative rights of the Preferred Stock before the issuance of any Preferred Stock. The Corporation will furnish, without charge, to any stockholder making a written request therefor, a copy of the Corporation's charter and a written statement of the designations, relative rights, preferences and limitations applicable to each such class of stock. Requests for the Corporation's charter and such written statement may be directed to Cedar Income Fund, Ltd., 44 South Bayles Avenue, Port Washington, New York 11050, Attention: Secretary.

                  The shares of Common Stock represented by this certificate are subject to restrictions on ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Code. No Person may Beneficially Own shares of Common Stock in excess of 3.5% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the outstanding Common Stock of the Corporation (unless such Person is an Existing Holder) with certain exceptions set forth in the Corporation's charter. Any Person who attempts to Beneficially Own shares of Common Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's charter. Transfers in violation of the restrictions described above may be void ab initio.

                  In addition, upon the occurrence of certain events, if the restrictions on ownership are violated, the shares of Common Stock represented hereby may be automatically exchanged for Trust Shares which will be held in trust by the Corporation. The Corporation has an option to acquire Trust Shares under certain circumstances. The Corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the Trust Shares. Requests for such statement may be directed to Cedar Income Fund, Ltd., 44 South Bayles Avenue, Port Washington, New York 11050, Attention: Secretary."

                  6. Severability. If any provision of this Article IV or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

         C. Preferred Stock. The Board of Directors of the Corporation, by resolution, is hereby expressly vested with authority to provide for the issuance of the shares of Preferred Stock in one or more classes or one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, if any, as shall be stated and expressed in the resolution or resolutions providing for such issue adopted by the Board of Directors. Except as otherwise provided by law, the holders of the Preferred Stock of the Corporation shall only have such voting rights as are provided for or expressed in the resolutions of the Board of Directors relating to such Preferred Stock adopted pursuant to the authority contained in the Articles of Incorporation. Before issuance of any such shares of Preferred Stock, the Corporation shall file Articles Supplementary with the State Department of Assessment and Taxation of Maryland in accordance with the provision of Section 2-208 of the Act.

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         D. Reservation of Shares. Pursuant to the obligations of the
Corporation under the Partnership Agreement to issue shares of Common Stock in exchange for Units, the Board of Directors is hereby required to reserve a sufficient number of authorized but unissued shares of Common Stock to permit the Corporation to issue shares of Common Stock in exchange for Units that may be exchanged for shares of Common Stock pursuant to the Partnership Agreement.

         E. Preemptive Rights. No holder of shares of capital stock of the Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of Common Stock or any class of capital stock of the Corporation which the Corporation may issue or sell.

         F. Control Shares. Pursuant to Section 3-702(b) of the Act, the terms of Subtitle 7 of Title 3 of the Act shall be inapplicable to any acquisition of a Control Share (as defined in the Act) that is not prohibited by the terms of
Article IV.

         G. Business Combinations. Pursuant to Section 3-603(e)(1)(iii) of the Act, the terms of Section 3-602 of such law shall be inapplicable to the Corporation.

                                    ARTICLE V

                               Board of Directors

         A. Management. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

         B. Number. The number of directors which will constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the By-Laws but shall in no event be less than three. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are Leo S. Ullman, J.A.M.H. der Kinderen and Everett B. Miller III.

         C. Classification. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-Laws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No election of directors need be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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         D. Vacancies. Newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-Laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-Laws. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the Corporation, at which time a successor shall be elected to fill the remaining term of the position filled by such director.

         E. Removal. Any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares entitled to vote in the election of directors. For purposes of this subparagraph E of Article V "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

         F. By-Laws. The power to adopt, alter and/or repeal the By-Laws of the Corporation is vested exclusively in the Board of Directors.

         G. Powers. The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the General Corporation Law of Maryland as now or hereafter in force.

                                   ARTICLE VI

                                    Liability

                  The liability of the directors and officers of the Corporation to the Corporation and its stockholders for money damages is hereby limited to the fullest extent permitted by Section 5-349 of the Courts and Judicial Proceedings Code of Maryland (or its successor) as such provisions may be amended from time to time.

                                   ARTICLE VII

                                 Indemnification

                  The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                  ARTICLE VIII

                                    Existence

                  The Corporation is to have perpetual existence.

                  IN WITNESS WHEREOF, the undersigned incorporator of Cedar Income Fund, Ltd. who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

Dated the 11th day of June, 1998.

                                                  /s/ James T. Cunningham
                                                  --------------------------
                                                  JAMES T. CUNNINGHAM
                                       13

                            CERTIFICATE OF CORRECTION
                                       TO
                          THE ARTICLES OF INCORPORATION
                                       OF
                            CEDAR INCOME FUND, LTD.,
                             a Maryland Corporation

         Pursuant to the provisions of Section 1-207 of the Maryland General Corporation Law, the undersigned executes the following Certificate of
Correction:

1. The title of the document being corrected is the "Articles of Incorporation of Cedar Income Fund, Ltd." (the "Articles").

2. The name of the sole party to the Articles is James T. Cunningham, as sole incorporator of Cedar Income Fund, Ltd., a Maryland corporation.
3. The date that the Articles were filed with the State of Maryland Department of Assessments and Taxation is June 12, 1998.

4. The erroneous provision of the Articles to be corrected is the proviso beginning on the 11th line of the definition of the term "Existing Holder Limit" contained in Article IV paragraph B.4.(a) of the Articles (the "Proviso") which currently reads as follows:

            "provided, however, that the Existing Holding Limits for all Existing Holders when combined shall not exceed 85% of the Corporation's Common Stock."

5. The foregoing erroneous Proviso is hereby corrected to read as follows:

            "provided, however, that the Existing Holder Limits for all Existing Holders when combined shall not exceed 35% of the Corporation's Common Stock."

         IN WITNESS WHEREOF, the undersigned sole incorporator of Cedar Income Fund, Ltd., who executes the foregoing Certificate of Correction, hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth herein are true in all material respects under the penalties of perjury.

Dated the 24th day of July, 1998.

                                                  /s/ James T. Cunningham
                                                  -------------------------
                                                  JAMES T. CUNNINGHAM

STATE OF MARYLAND                                           PARRIS N. GLENDENING
DEPARTMENT OF                                                     GOVERNOR
ASSESSMENTS AND TAXATION        [SEAL]                       RONALD W. WINEHOLT
                                                                  DIRECTOR
CHARTER DIVISION                                              PAUL B. ANDERSON
                                                               ADMINISTRATOR

--------------------------------------------------------------------------------

                             ARTICLES OF AMENDMENT
                      (See instructions on previous page)


              ---------------------------------------------------
                                      (1)

(2) Cedar Income Fund, Ltd.
   ---------------------------------------, a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(3) The charter of the corporation is hereby amended as follows: by striking out
                                                                ----------------
Article I of the articles of incorporation and inserting in lieu thereof the
--------------------------------------------------------------------------------
following:
--------------------------------------------------------------------------------
                                   Article I
                                 -------------
--------------------------------------------------------------------------------
                                      Name
                                 -------------
--------------------------------------------------------------------------------
The name of the Corporation shall be Uni-Invest (U.S.A.), Ltd. (the
--------------------------------------------------------------------------------
"Corporation").
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This amendment of the charter of the corporation has been approved by

(4) The directors and shareholders.
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------


We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

     /s/ Stuart H. Widowski                            /s/ Leo S. Ullman
----------------------------------            ----------------------------------
           SECRETARY                                        PRESIDENT


              MAIL TO: STATE DEPARTMENT OF ASSESSMENTS & TAXATION
                       301 WEST PRESTON STREET, ROOM 809
                              BALTIMORE, MD 21201
                              PHONE: 401-767-1350

STATE OF MARYLAND                                           PARRIS N. GLENDENING
DEPARTMENT OF                                                     GOVERNOR
ASSESSMENTS AND TAXATION        [SEAL]                       RONALD W. WINEHOLT
                                                                  DIRECTOR
CHARTER DIVISION                                              PAUL B. ANDERSON
                                                               ADMINISTRATOR

--------------------------------------------------------------------------------

                             ARTICLES OF AMENDMENT
                      (See instructions on previous page)


              ---------------------------------------------------
                                      (1)

(2) Uni-Invest (U.S.A.), Ltd.
   ---------------------------------------, a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(3) The charter of the corporation is hereby amended as follows: The name of the
                                                                ----------------
Corporation is hereby changed to "Cedar Income Fund, Ltd."
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This amendment of the charter of the corporation has been approved by

(4) The directors.
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------


We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

     /s/ Stuart H. Widowski                            /s/ Leo S. Ullman
----------------------------------            ----------------------------------
           SECRETARY                                        PRESIDENT

       Stuart H. Widowski                                 Leo S. Ullman

              MAIL TO: STATE DEPARTMENT OF ASSESSMENTS & TAXATION
                       301 WEST PRESTON STREET, ROOM 809
                              BALTIMORE, MD 21201
                              PHONE: 401-767-1350

                              ARTICLES OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                          CEDAR SHOPPING CENTERS, INC.


                              ---------------------


         Cedar Shopping Centers, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

1. The Articles of Incorporation of the Corporation, filed with the State Department of Assessments and Taxation of Maryland on June 12, 1998, as amended, are hereby amended as follows:

         (i) The first paragraph of Article IV shall be deleted in its entirety and replaced with the following:

                                  Capital Stock

                  A. Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 55 million shares, consisting of 50 million shares of Common Stock with a par value of $.06 per share (the "Common Stock"), amounting in the aggregate to par value of $3,000,000, and 5 million shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock"), amounting in the aggregate to par value of $50,000.

         The amendment to the Articles of Incorporation of the Corporation has been advised by the Board of Directors and approved by the holders of at least two-thirds of the shares of the Corporation's Common Stock entitled to vote at the Corporation's Annual Meeting held on October 9, 2003.

         IN WITNESS WHEREOF, we the undersigned President and Secretary hereby swear under penalties of perjury that the adoption of the foregoing Articles of Amendment of Articles of Incorporation of Cedar Shopping Centers, Inc. is a corporate act of Cedar Shopping Centers, Inc. and that we have caused these Articles of Amendment to be executed and attested this 9th day of October, 2003.


                                        CEDAR SHOPPING CENTERS, INC.


                                        By:/s/ Leo S. Ullman
                                           -------------------------
                                           Leo S. Ullman, President



Attest:


/s/ Stuart H. Widowski
-----------------------------
Stuart H. Widowsky, Secretary

                              ARTICLES OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                             CEDAR INCOME FUND, LTD.

                             ----------------------


         Cedar Income Fund, Ltd., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         1. Article I of the Articles of Incorporation of the Corporation, filed with the State Department of Assessments and Taxation of Maryland on June 12, 1998, as heretofore amended, is hereby amended to read as follows:

                                    ARTICLE I

                                      Name

              The name of the Corporation shall be Cedar Shopping Centers, Inc. (the "Corporation").

         2. The amendment of the charter of the Corporation has been approved by a majority of the entire Board of Directors since the amendment is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, we the undersigned President and Secretary hereby swear under penalties of perjury that the foregoing Articles of Amendment of Articles of Incorporation of Cedar Income Fund, Ltd. is a corporate act of Cedar Income Fund, Ltd. and have caused these Articles of Amendment to be executed and
attested this     day of July, 2003.
              ---

                                      CEDAR INCOME FUND, LTD.


                                       By:
                                          -----------------------------
                                          Leo S. Ullman, President


Attest:


-------------------------------
Stuart H. Widowsky, Secretary

                             ARTICLES OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                          CEDAR SHOPPING CENTERS, INC.

                             ---------------------

         Cedar Shopping Centers, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

1. The Articles of Incorporation of the Corporation, filed with the State Department of Assessments and Taxation of Maryland on June 12, 1998, as amended, are hereby amended as follows:

         (i)      The definition of "Ownership Limit" in subparagraph B(4)(a) of
                   Article IV shall be deleted in its entirety and replaced with the following:

                   "Ownership Limit" shall mean 9.9% of the outstanding Common Stock of the Corporation, and after any adjustment as set forth in subparagraph B(4)(i) of this Article IV, shall mean such greater percentage.

         (ii) Clause (i) of the definition of "Existing Holder Limit" in subparagraph B(4)(a) of Article IV shall be deleted in its entirety and replaced with the following:

                   (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition thereof, shall mean, initially, the percentage of Common Stock Beneficially Owned by such Person immediately after the Public Offering, and after any adjustment pursuant to subparagraph B(4)(i) of this
                   Article IV, shall mean such percentage of the outstanding Common Stock as so adjusted.

         (iii) Section B(4)(j)(i) of Article IV shall be deleted in its entirety and replaced with the following:

                   (i) Prior to the Restriction Termination Date, neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five persons who are Beneficial Owners of Common Stock (including all of the then Existing Holders) could (taking into account the Ownership Limit and the Existing Holder Limit) Beneficially Own, in the aggregate, more than 49.5% of the outstanding Common Stock.

         (iv)      The following definition shall be added to Section B(4)(a) of
                   Article IV:

                   "Public Offering" shall mean the public offering, if any, of the Company's common stock that is consummated prior to June 30, 2004.

         (v) Section C of Article V shall be deleted in its entirety and replaced with the following:

                   C. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-Laws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term of one year and until such director's earlier resignation or removal; provided, however, each director elected at the annual meetings of the Corporation held in 2001 and 2002 shall serve for the full three-year term to which such director was elected or until such director's earlier resignation or removal. No election of directors need be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2. The amendments to the Articles of Incorporation of the Corporation have been advised by the Board of Directors and approved by the shareholders of at least two-thirds of the shares of the Corporation's Common Stock entitled to vote at the Corporation's Annual Meeting held on October 9, 2003.

         IN WITNESS WHEREOF, we the undersigned President and Secretary hereby swear under penalties of perjury that the adoption of the foregoing Articles of Amendment of Articles of Incorporation of Cedar Shopping Centers, Inc. is a corporate act of Cedar Shopping Centers, Inc. and that we have caused these
Articles of Amendment to be executed and attested this     day of October, 2003.
                                                       ---

                                        CEDAR SHOPPING CENTERS, INC.



                                        By:
                                           ---------------------------
                                           Leo S. Ullman, President


Attest:


-------------------------------
Stuart H. Widowsky, Secretary

                          CEDAR SHOPPING CENTERS, INC.

                             ARTICLES SUPPLEMENTARY

              8 7/8% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

Cedar Shopping Centers, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST : Under a power contained in Article IV of the Articles of Incorporation of the Corporation, as amended and supplemented (the "Charter"), the Board of Directors of the Corporation (the "Board of Directors"), by resolution duly adopted at a meeting duly called and held on July 19, 2004 (the "Board Resolutions"), and the Pricing Committee of the Board of Directors established by the Board Resolutions, by resolution duly adopted at a meeting duly called and held on July 23, 2004, classified and designated 2,350,000 shares (the "Shares") of Preferred Stock (as defined in the Charter) as shares of 8?% Series A Cumulative Redeemable Preferred Stock, with the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of stock as follows and provided for the issuance thereof. Upon any restatement of the Charter, Sections 1 through 13 of this Article FIRST shall become part of
Article IV of the Charter, with such changes in enumeration as are necessary to complete such restatement.

(1) Designation and Number. A series of shares of Preferred Stock, designated as the "8 7/8% Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred Stock"), is hereby established. The number of shares of Series A Preferred Stock shall be 2,350,000. The par value of the Series A Preferred Stock shall be $.01 per share.

(2) Rank. The Series A Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank
(a) senior to all classes or series of Common Stock (as defined in the Charter), and to all equity securities the terms of which provide that such equity securities shall rank junior to the Series A Preferred Stock; (b) on parity with all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on parity with the Series A Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock. The term "equity securities" shall not include convertible debt securities.

(3) Distributions.

(a) Holders of Series A Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors, out of funds legally available for payment of distributions, cumulative preferential cash distributions at the rate of 8 7/8% of the liquidation preference per annum (which is equivalent to a fixed annual amount of $2.21875 per share of Series A Preferred Stock). Such distributions shall accrue and cumulate from the date of original issuance (July 28, 2004) and shall be payable quarterly in arrears on the 20th day of February, May, August and November of each year or, if not a business day, the next succeeding business day (each a "Distribution Payment Date"). The first distribution on the Series A Preferred Stock shall be paid on November 20, 2004, will be for more than a full quarter and will reflect distributions accumulated from the date of original issuance through November 20, 2004. Any distribution payable on the Series A Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable distribution record date, which shall be a date designated by the Board of Directors for the payment of distributions that is not more than 60 nor less than 10 calendar days immediately preceding such Distribution Payment Date (each, a "Distribution Record Date").

(b) No distribution on the Series A Preferred Stock shall be authorized or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness or any other of the Corporation's preferred stock, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach or default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.

Notwithstanding anything to the contrary contained herein, distributions on the Series A Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared by the Board of Directors. Accrued but unpaid distributions on the Series A Preferred Stock shall cumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be. No interest shall be payable in respect of any distribution on the Series A Preferred Stock that may be in arrears.

(c) Except as provided in the following sentence, if any Series A Preferred Stock are outstanding, no distributions, other than distributions in kind of the Corporation's Common Stock or other shares of the Corporation's equity securities ranking junior to the Series A Preferred Stock as to distributions and upon liquidation, may be declared or paid or set apart for payment, and no other distribution may be declared or made upon, the Corporation's Common Stock or any other shares of equity securities of the Corporation of any other class or series ranking, as to distributions and upon liquidation, on parity with or junior to the Series A Preferred Stock unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient is set apart for such payment on the Series A Preferred Stock for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and all other equity securities ranking on parity, as to distributions, with the Series A Preferred Stock, all distributions declared upon the Series A Preferred Stock and any other equity securities ranking on parity, as to distributions, with the Series A Preferred Stock shall be authorized pro rata so that the amount of distributions authorized per share of Series A Preferred Stock and each such other equity security shall in all cases bear to each other the same ratio that accrued distributions per share of Series A Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series A Preferred Stock which may be in arrears.

(d) Except as provided in clause (c), unless full cumulative distributions on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient is set apart for payment for all past distribution periods and the then current distribution period, no Common Stock or any other shares of equity securities of the Corporation ranking junior to or on parity with the Series A Preferred Stock as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Common Stock or other shares of equity securities of the Corporation ranking junior to the Series A Preferred Stock as to distributions and amounts upon liquidation). The foregoing shall not prohibit any redemption, purchase or other acquisition by the Corporation of any class or series of equity securities of the Corporation for the purpose of enforcing restrictions on ownership contained in the Corporation's Charter or preserving the Corporation's status as a real estate investment trust.

(e) Holders of Series A Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series A Preferred Stock as described above. Any distribution payment made on the Series A Preferred Stock, including any capital gain distributions, shall first be credited against the earliest accrued but unpaid distribution due with respect to the Series A Preferred Stock which remains payable.

(f) If, for any taxable year, the Corporation elects to designate as a "capital gain dividend" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all series or classes of the Corporation's stock (the "Total Dividends"), then, except as otherwise required by applicable law, that portion of the Capital Gains Amount that shall be allocable to the holders of Series A Preferred Stock shall be in proportion to the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series A Preferred Stock for the year bears to the Total Dividends. Except as otherwise required by applicable law, the Corporation will make a similar allocation with respect to any undistributed long-term capital gains of the Corporation which are to be included in its stockholders' long-term capital gains, based on the allocation of the Capital Gains Amount which would have resulted if such undistributed long-term capital gains has been distributed as "capital gains dividends" by the Corporation to its stockholders.

(4) Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a "liquidation"), the holders of Series A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation legally available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Corporation) the sum of (i) the liquidation preference of $25.00 per share, (ii) the applicable premium per share (expressed as a percentage of the liquidation preference of $25.00 per share) as set forth in the table below during the twelve-month period beginning on July 28 of each year and (c) an amount equal to any accrued and unpaid distributions (whether or not declared) to the date of payment, before any distribution of assets is made to holders of Common Stock (as defined in the Charter) or any equity securities that the Corporation may issue that rank junior to the Series A Preferred Stock as to liquidation rights.


                 12-MONTH PERIOD                                        APPLICABLE PREMIUM
---------------------------------------------------     ---------------------------------------------------
          July 28, 2004 to July 27, 2005                                         5%
          July 28, 2005 to July 27, 2006                                         4%
          July 28, 2006 to July 27, 2007                                         3%
          July 28, 2007 to July 27, 2008                                         2%
          July 28, 2008 to July 27, 2009                                         1%
           July 28, 2009 and thereafter                                          0


(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to make full payment to holders of the Series A Preferred Stock and any shares of other classes or series of equity securities of the Corporation ranking on parity with the Series A Preferred Stock as to liquidation rights, then the holders of the Series A Preferred Stock and all other such classes or series of equity securities ranking on parity with the Series A Preferred Stock as to liquidation rights shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(e) None of a consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation's assets or business shall be considered a liquidation, dissolution or winding up of the Corporation.

(f) In determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series A Preferred Stock will not be added to the Corporation's total liabilities.

(5) Redemption.

(a) Except as otherwise set forth in this Section 5 and in Section 8, the Series A Preferred Stock is not redeemable prior to July 28, 2009, except that the Corporation will be entitled to redeem, purchase or acquire shares of Series A Preferred Stock in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

(b) On or after July 28, 2009 the Corporation, at its option, upon giving notice as provided below, may redeem the Series A Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accrued and unpaid distributions on such Series A Preferred Stock to the date of redemption, whether or not declared (the "Redemption Right").

(c) If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of Series A Preferred Stock would become a holder of a number of Series A Preferred Stock in excess of the Ownership Limit because such holder's shares of Series A Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

(d) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient is set apart for payment for all past distribution periods and the then current distribution period, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed. In addition, unless full cumulative distributions on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient is set apart for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock or any other shares of equity securities of the Corporation ranking junior to or on parity with the Series A Preferred Stock as to distributions or upon liquidation (except by conversion into or exchange for shares of equity securities of the Corporation ranking junior to the Series A Preferred Stock as to distributions and upon liquidation). The restrictions in this Section 5 on redemptions, purchases and other acquisitions shall not prevent the redemption, purchase or acquisition by the Corporation of Preferred Stock of any series pursuant to Article IV of the Charter or Section 5(a) hereof, or otherwise in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Preferred Stock.

(e) Immediately prior to any redemption of shares of Series A Preferred Stock, the Corporation shall pay, in cash, any accrued and unpaid distributions to the redemption date, whether or not declared, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before the Distribution Payment Date. Except as provided in the previous sentence, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.

(f) The following provisions set forth the procedures for redemption.

(i) Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective or not given.

(ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series A Preferred Stock to be redeemed; (D) the place or places where the holders of Series A Preferred Stock may surrender certificates for payment of the redemption price; and (E) that distributions on the Series A Preferred Stock to be redeemed will cease to accrue on the redemption date. If less than all of the Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to each holder shall also specify the number of Series A Preferred Stock held by such holder to be redeemed.

(iii) On or after the redemption date, each holder of Series A Preferred Stock to be redeemed shall present and surrender the certificates representing his Series A Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accrued and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series A Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing Series A Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iv) From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on the Series A Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof and all accrued and unpaid distributions up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation's stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accrued and unpaid distributions to the redemption date) of the Series A Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series A Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series A Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(g) Any Series A Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(6) Voting Rights.

(a) Holders of the Series A Preferred Stock shall not have any voting rights, except as set forth below.

Whenever distributions on the Series A Preferred Stock are in arrears for six or more consecutive quarterly periods (a "Preferred Distribution Default"), the holders of Series A Preferred Stock (voting together as a single class with all other equity securities of the Corporation upon which like voting rights have been conferred and are exercisable ("Parity Preferred Stock")) shall be entitled to elect a total of two additional directors to the Corporation's Board of Directors (the "Preferred Stock Directors") at a special meeting called by the holders of record of at least 10% of the outstanding shares of Series A Preferred Stock (unless such request is received less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Corporation less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders, at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accrued on the Series A Preferred Stock for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. On any matter in which the holders of Series A Preferred Stock are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each share of Series A Preferred Stock shall have one vote per share, except that when shares of any other series of preferred stock of the Corporation shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock and such other series shall have with respect to such matters one vote per $25.00 of stated liquidation preference.

(b) If and when all accrued distributions and the distribution for the then current distribution period on the Series A Preferred Stock shall have been paid in full or declared and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series A Preferred Stock shall be divested of the voting rights set forth in clause (a) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accrued distributions and the distribution for the then current distribution period have been paid in full or declared by the Board of Directors and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote or consent of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series A Preferred Stock when they have the voting rights set forth in clause (a) above and all other series of Parity Preferred Stock (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series A Preferred Stock when they have the voting rights set forth in clause (a) above and all other series of Parity Preferred Stock (voting as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) So long as any Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series A Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized equity securities of the Corporation into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or
(ii) amend, alter or repeal the provisions of the Charter (including these Articles Supplementary), whether by merger or consolidation (in either case, an "Event") or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal of the provisions of the Charter (including these Articles Supplementary) upon the occurrence of an Event, so long as shares of the Series A Preferred Stock remain outstanding with the terms thereof materially unchanged in any adverse respect, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series A Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Series A Preferred Stock; and provided further that any increase in the amount of authorized Series A Preferred Stock or the creation or issuance of or increase in the amount of any other class or series of the Corporation's equity securities, in each case ranking on parity with or junior to the Series A

Preferred Stock with respect to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock.

(d) The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote or consent would otherwise be required shall be effected, all outstanding Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7) Conversion. The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

(8) Ownership Limitations. The provisions of this Section 8 shall apply with respect to the limitations on the ownership and acquisition of shares of Series A Preferred Stock.

(a) Definitions

For the purposes of this Section 8, the following terms shall have the following meanings:

"Act" shall mean the General Corporation Law of Maryland.

"Beneficial Ownership" shall mean ownership of Series A Preferred Stock by a Person who would be treated as an owner of such shares of Series A Preferred Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

"Charitable Trust" shall mean the trust created pursuant to subparagraph 8(c)(i) of this Section 8.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

"Constructive Ownership" shall mean ownership of Series A Preferred Stock by a Person who would be treated as an owner of such shares of Series A Preferred Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

"Holder" shall mean the record holder of shares of Series A Preferred Stock, or in the case of shares held by a Purported Record Transferee, the Charitable Trust.

"Initial Date" shall mean the date upon which the Corporation issues the Series A Preferred Stock.

"IRS" shall mean the United States Internal Revenue Service.

"Market Price" shall mean the last reported sales price reported on the New York Stock Exchange of Series A Preferred Stock on the trading day immediately preceding the relevant date, or if the Series A Preferred Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Series A Preferred Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series A Preferred Stock may be traded, or if the Series A Preferred Stock is not then traded over any exchange or quotation system, then the market price of the Series A Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

"Ownership Limit" shall mean 9.9% of the outstanding Series A Preferred Stock of the Corporation, and after any adjustment as set forth in subparagraph 8(i) of this Section 8, shall mean such greater percentage.

"Partner" shall mean any Person owning Units.

"Partnership" shall mean Cedar Shopping Centers Partnership, L.P., a Delaware limited partnership.

"Partnership Agreement" shall mean the Agreement of Limited Partnership of the Partnership, of which the Corporation is the sole general partner, as amended, as such agreement may be further amended from time to time.

"Person" shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series A Preferred Stock provided that the ownership of Series A Preferred Stock by such underwriter would not result in the Corporation failing to qualify as a REIT.

"Purported Transferee" shall mean, with respect to any purported Transfer (or other event) which results in a violation of subparagraph 8(b) of this Section 8, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Series A Preferred Stock, if such Transfer had been valid under such subparagraph.

"Purported Record Transferee" shall mean, with respect to any purported Transfer which results in a violation of subparagraph 8(b) of this Section 8, the record holder of the Series A Preferred Stock if such Transfer had been valid under such subparagraph.

"REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

"Restriction Termination Date" shall mean the first day on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

"Transfer" shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Series A Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series A Preferred Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series A Preferred Stock or (ii) the sale, transfer. assignment or other disposition of any securities or rights convertible into or exchangeable for Series A Preferred Stock), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constrictive Ownership of Series A Preferred Stock), and whether by operation of law or otherwise.

"Trustee" shall mean the Corporation as trustee for the Charitable Trust, and any successor trustee appointed by the Corporation.

"Units" shall mean the units into which partnership interests of the Partnership are divided, and as the same may be adjusted, as provided in the Partnership Agreement.

(b) Restriction on Ownership and Transfer.

(i) Except as provided in subparagraph 8(k) of this Section 8, from the Initial Date and prior to the Restriction Termination Date, no Person shall Beneficially Own shares of Series A Preferred Stock in excess of the Ownership Limit.

(ii) Except as provided in subparagraph 8(k) of this Section 8, from the Initial Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning Series A Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Series A Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the Purported Transferee shall acquire no rights in such shares of Series A Preferred Stock.

(iii) Except as provided in subparagraph 8(k) of this Section 8, from the Initial Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Series A Preferred Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Series A Preferred Stock which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such shares of Series A Preferred Stock.

(iv) Notwithstanding any other provisions contained in this Section 8, from the Initial Date and prior to the Restriction Termination Date, any Transfer or other event that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section

856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy, any of the gross income requirements of Section 856(c) of the Code), shall be void ab initio as to the Transfer of the shares of Series A Preferred Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such shares of Series A Preferred Stock.

(c) Effect of Transfer in Violation of Subparagraph 8(b).

(i) If, notwithstanding the other provisions contained in this Section 8, at any time after the Initial Date and prior to the Restriction Termination Date, there is a purported Transfer, or change in the capital structure of the Corporation, or other event such that one or more of the restrictions on ownership and transfers described in subparagraph 8(b) above has been violated, then the shares of Series A Preferred Stock being Transferred (or in the case of an event other than a Transfer, the shares owned or Constructively Owned or Beneficially Owned) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) (the "Trust Shares"), shall automatically be transferred to the Corporation, as Trustee of a trust (the "Charitable Trust") for the exclusive benefit of The American Cancer Society (the "Designated Charity"), an organization described in Section 170(b)(1)(A ) and 170(c) of the Code. The Purported Transferee shall have no rights in such Trust Shares.

(ii) The Corporation, as Trustee of the Charitable Trust, may transfer the shares held in such trust to a Person whose ownership of the shares will not result in a violation of the ownership restrictions (a "Permitted Transferee"). If such a transfer is made, the interest of the Designated Charity will terminate and proceeds of the sale will be payable to the Purported Transferee and to the Designated Charity. The Purported Transferee will receive the lesser of (1) the price paid by the Purported Transferee for the shares or, if the Purported Transferee did not give value for the shares, the Market Price of the shares on the day of the event causing the shares to be held in trust, and (2) the price per share received by the Corporation, as Trustee, from the sale or other disposition of the shares held in trust. The Designated Charity will receive any proceeds in excess of the amount payable to the Purported Transferee. The Purported Transferee will not be entitled to designate a Permitted Transferee.

(iii) All stock held in the Charitable Trust will be deemed to have been offered for sale to the Corporation or its designee for a 90-day period, at the lesser of the price paid for that stock by the Purported Transferee and the Market Price on the date that the Corporation accepts the offer. This period will commence on the date of the violative transfer, if the Purported Transferee gives notice to the Corporation of the transfer, or the date that the Board of Directors of the Corporation determines that a violative transfer occurred, if no such notice is provided.

(iv) Any dividend or distribution paid prior to the discovery by the Corporation that shares of Series A Preferred Stock have been transferred in violation of subparagraph 8(b) of this Section 8, shall be repaid to the Corporation upon demand and shall be held in trust for the Designated Charity. Any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of stock.

(v) In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the Designated Charity shall be entitled to receive, ratably with each other holder of Series A Preferred Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of Trust Shares bears to the total number of shares of Series A Preferred Stock then outstanding (including the Trust Shares). The Corporation, as Trustee, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute to the Designated Charity, when determined (or if not determined, or only partially determined, ratably to the other holders of Series A Preferred Stock who have been determined and the Designated Charity), any such assets received in respect of the Trust Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation.

(vi) The Purported Transferee will not be entitled to vote any Series A Preferred Stock it attempts to acquire, and any stockholder vote will be rescinded if a Purported Transferee votes and the stockholder vote would have been decided differently if such Purported Transferee's vote was not counted.

(d) Remedies for Breach. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph 8(b) of this Section 8 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series A Preferred Stock in violation of subparagraph 8(b) of this Section 8, the Corporation shall inform the Purported Transferee of its obligations pursuant to this Section 8, including such Purported Transferee's obligations to pay over to the Charitable Trust any and all dividends received with respect to the Trust Shares. In addition, the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer and to recover any dividend erroneously paid and declaring any votes erroneously cast to be retroactively invalid; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of subparagraph 8(b) of this Section 8 shall automatically result in a transfer to the Charitable Trust as described in subparagraph 8(c), irrespective of any action (or non-action) by the Board of Directors.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series A Preferred Stock in violation of subparagraph 8(b) of this Section 8, or any Person who is a Purported Transferee, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

(f) Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date each Person who is a beneficial owner or

Beneficial Owner or Constructive Owner of Series A Preferred Stock and each Person (including the stockholder of record) who is holding Series A Preferred Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

(g) Remedies Not Limited. Nothing contained in this Section 8 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of subparagraph 8 of this Section 8, including any definition contained in subparagraph 8(a), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph 8 with respect to any situation based on the facts known to it.

(i) Modification of Ownership Limit. Subject to the limitations provided in subparagraph 8(j), the Board of Directors may from time to time increase the Ownership Limit and shall file Articles Supplementary with the State Department of Assessment and Taxation of Maryland to evidence such increase.

(j) Limitations on Modifications.

(i) From the Initial Date and prior to the Restriction Termination Date, the Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are Beneficial Owners of Series A Preferred Stock could (taking into account the Ownership Limit) Beneficially Own, in the aggregate, more than 49.5% of the outstanding Series A Preferred Stock.

(ii) Prior to the modification of any Ownership Limit pursuant to subparagraph 8(i) of this Section 8, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

(k) Exceptions.

(i) The Board of Directors, in its sole discretion, may exempt a Person from the Ownership Limit, if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such shares of Series A Preferred Stock will violate the Ownership Limit, and agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this subparagraph 8 of this Section 8) or attempted violation will result in such shares of Series A Preferred Stock automatically being transferred to the Charitable Trust.

(ii) Prior to granting any exception pursuant to subparagraph 8(k)(i) of this
Section 8, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

(l) Legend. Each certificate for shares of Series A Preferred Stock shall bear legends substantially to the effect of the following:

"The Corporation is authorized to issue two classes of capital stock which are designated as Common Stock and Preferred Stock. The Board of Directors is authorized to determine the preferences, limitations and relative rights of the Preferred Stock before the issuance of any Preferred Stock. The Corporation will furnish, without charge, to any stockholder making a written request therefor, a copy of the Corporation's charter and a written statement of the designations, relative rights, preferences and limitations applicable to each such class of stock. Requests for the Corporation's charter and such written statement may be directed to Cedar Shopping Centers, Inc., 44 South Bayles Avenue, Port Washington, New York 11050, Attention: Secretary.

The shares of Series A Preferred Stock represented by this certificate are subject to restrictions on ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Code. No Person may Beneficially Own shares of Series A Preferred Stock in excess of 9.9% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the outstanding Series A Preferred Stock of the Corporation with certain exceptions set forth in the Corporation's charter. Any Person who attempts to Beneficially Own shares of Series A Preferred Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's charter. Transfers in violation of the restrictions described above may be void ab initio.

In addition, upon the occurrence of certain events, if the restrictions on ownership are violated, the shares of Series A Preferred Stock represented hereby may be automatically exchanged for Trust Shares which will be held in trust by the Corporation. The Corporation has an option to acquire Trust Shares under certain circumstances. The Corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the Trust Shares. Requests for such statement may be directed to Cedar Shopping Centers, Inc., 44 South Bayles Avenue, Port Washington, New York 11050, Attention: Secretary."

(m) Severability. If any provision of this Section 8 or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(9) Status. Upon any redemption of shares of Series A Preferred Stock, the shares of Series A Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, and the number of shares of Series A Preferred Stock which the Corporation has the authority to issue will be decreased by the redemption of shares of Series

A Preferred Stock, so that the shares of Series A Preferred Stock which were redeemed may not be reissued.

(10) Exclusion of Other Rights. The shares of Series A Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in these Articles Supplementary. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

(11) Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(12) Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Charter is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

SECOND : The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD : These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH : The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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
IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 26th of July, 2004.


ATTEST:                                      CEDAR SHOPPING CENTERS, INC.

/s/ STUART H. WIDOWSKI                       /s/ LEO S. ULLMAN
--------------------------------------       -----------------------------------
Stuart H. Widowski, Secretary                Leo S. Ullman, President

                          CEDAR SHOPPING CENTERS, INC.

                             ARTICLES SUPPLEMENTARY

              87/8% Series A Cumulative Redeemable Preferred Stock

                              --------------------

     Cedar Shopping Centers, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

     FIRST: By Articles Supplementary filed with the Department on July 27, 2004 (the "July 2004 Articles Supplementary"), the Corporation classified and designated 2,350,000 shares of Preferred Stock (as defined in the Charter (defined below)) as shares of 87/8% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), and set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such Series A Preferred Stock, all as set forth in the July 2004 Articles Supplementary.

     SECOND: Under a power contained in Article IV of the Articles of Incorporation of the Corporation, as amended and supplemented (the "Charter"), the Board of Directors of the Corporation (the "Board of Directors"), by resolution duly adopted at a meeting duly called and held on April 15, 2004 (the "Board Resolutions"), and the Pricing Committee of the Board of Directors established by the Board Resolutions, by resolution duly adopted on March 30, 2005, classified and designated an additional 1,200,000 shares of Preferred Stock as Series A Preferred Stock (the "Additional Shares of Series A Preferred Stock") and provided for the issuance thereof. The Additional Shares of Series A Preferred Stock form a single series with and have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of stock as the Series A Preferred Stock established pursuant to the July 2004 Articles Supplementary, all as set forth in the July 2004 Articles Supplementary, except as provided herein. Upon any restatement of the Charter, Sections 1 and 2 of this Article SECOND shall become part of
Article IV of the Charter, with such changes in enumeration as are necessary to complete such restatement.

     Section 1. Number, Preferences and Other Rights. The number of Additional Shares of Series A Preferred Stock shall be 1,200,000 and shall form a single series with the 2,350,000 shares of Series A Preferred Stock established pursuant to the July 2004 Articles Supplementary for a total of 3,550,000 shares of Preferred Stock classified and designated as shares of Series A Preferred Stock. The Additional Shares of Series A Preferred Stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of stock as the 2,350,000 shares of Series A Preferred Stock established pursuant to the July 2004 Articles Supplementary, all as set forth in the July 2004 Articles Supplementary, except as provided herein. The par value of the Additional Shares of Series A Preferred Stock shall be $.01 per share.

     Section 2. Distributions. Holders of the Additional Shares of Series A Preferred Stock shall be entitled to receive the full amount of all distributions payable in respect of the Series A Preferred Stock from and after the date of original issuance of the Additional Shares of Series A Preferred Stock but shall not be entitled to receive any distributions paid or payable with regard to Series A Preferred Stock prior to the date of such issuance.

     THIRD: The Additional Shares of Series A Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

     FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

     FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 1st of April, 2005.


ATTEST:                                      CEDAR SHOPPING CENTERS, INC.

---------------------------------            -----------------------------------
Lise Oelbaum, Assistant Secretary            Leo S. Ullman, President


                                       3